UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2016

POSITIVEID CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33297	06-1637809
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1690 South Congress Avenue, Suite 201

Delray Beach, Florida 33445

(Address of principal executive offices) (zip code)

(561) 805-8000

(Registrant’s telephone number, including area code)

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Note on Forward-Looking Statements

This Current Report on Form 8-K (this “Report”) contains, or may contain, among other things, certain “forward-looking statements”). Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the SEC. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 1.01 Entry into a Material Definitive Agreement.

On July 5, 2016, PositiveID Corporation (the “Company”) closed a Securities Purchase Agreement (“Union SPA”) with Union Capital, LLC (“Union”), dated June 30, 2016, providing for the purchase of two Convertible Redeemable Notes in the aggregate principal amount of $516,000 (the “Union Notes”), with the first note having an original principal balance of $208,000 (“Union Note I”) and the second note having an original principal balance of $208,000 (“Union Note II” and collectively with Union Note I, the “Union Notes”). Union Note I has been funded, with the Company receiving net proceeds of $190,000 (net of the 4% original issue discount and legal fees). With respect to Union Note II, Union issued a secured note to the Company in the same amount as initial payment for Union Note II (“Union Secured Note”).

The funding of Union Note II is subject to certain conditions as described in the Union Secured Note, including that the Company meets the “current information requirements” of Rule 144 promulgated under the Securities Act of 1933, as amended. Union is required to pay the principal amount of the Union Secured Note in cash and in full prior to executing any conversions under Union Note II. The Union Notes bear an interest rate of 12%, which is payable in the Company’s common stock (“Interest Shares”) based on the Conversion Formula (as defined below), and are due and payable before or on June 30, 2017, provided that the holder of the Union Notes may at any time send in a notice of conversion to the Company for Interest Shares and the dollar amount converted into Interest Shares shall be all or a portion of the accrued interest calculated on the unpaid principal balance of the applicable note on the date of such notice. The Union Notes (subject to funding in the case of Union Note II) may be converted by Union at any time into shares of Company’s common stock at a price equal to the lower of (i) $1.10 per share (on a split-adjusted basis) or (ii) a 37.5% discount to the lowest closing bid price of the Company’s common stock as reported on the OTCQB for the 15 prior trading days including the day upon which a notice of conversion is received by the Company or its transfer agent (provided such notice of conversion is delivered to the Company or its transfer agent after 4 p.m. Eastern Standard Time if the holder wishes to include the same-day closing price) (the “Conversion Formula”). Union Note II requires full payment of the Union Secured Note to the Company by Union before conversions may be made.

The Union Notes are long-term debt obligations that are material to the Company. The Union Notes may be prepaid in accordance with the terms set forth in the Union Notes. The Union Notes also contain certain representations, warranties, covenants and events of default including if the Company is delinquent in its periodic report filings with the Securities and Exchange Commission, and increases in the amount of the principal and interest rates under the Union Notes in the event of such defaults. In the event of default, at the option of Union and in Union’s sole discretion, Union may consider the Union Notes immediately due and payable.

On July 7, 2016, PositiveID Corporation (the “Company”) closed a Securities Purchase Agreement (“LG SPA”) with LG Capital Funding, LLC (“LG”), dated July 7, 2016, providing for the purchase of two Convertible Redeemable Notes in the aggregate principal amount of $132,300 (the “LG Notes”), with the first note having an original principal balance of $66,150 (“LG Note I”) and the second note having an original principal balance of $66,150 (“LG Note II” and collectively with LG Note I, the “LG Notes”). LG Note I has been funded, with the Company receiving net proceeds of $60,000 (net of 5% original issue discount and legal fees). With respect to LG Note II, LG issued a secured note to the Company in the same amount as initial payment for LG Note II (“LG Secured Note”).

The funding of LG Note II is subject to certain conditions as described in the LG Secured Note, including that the Company meets the “current information requirements” of Rule 144 promulgated under the Securities Act of 1933, as amended. LG is required to pay the principal amount of the LG Secured Note in cash and in full prior to executing any conversions under LG Note II. The LG Notes bear an interest rate of 10%, which is payable in the Company’s common stock (“Interest Shares”) based on the Conversion Formula (as defined below), and are due and payable before or on July 7, 2017, provided that the holder of the LG Notes may at any time send in a notice of conversion to the Company for Interest Shares and the dollar amount converted into Interest Shares shall be all or a portion of the accrued interest calculated on the unpaid principal balance of the applicable note on the date of such notice. The LG Notes (subject to funding in the case of LG Note II) may be converted by LG at any time into shares of Company’s common stock at a price equal to a 35% discount to the lowest closing bid price of the Company’s common stock as reported on the OTCQB for the 15 prior trading days including the day upon which a notice of conversion is received by the Company or its transfer agent (provided such notice of conversion is delivered to the Company or its transfer agent after 4 p.m. Eastern Standard Time if the holder wishes to include the same-day closing price) (the “Conversion Formula”). LG Note II requires full payment of the LG Secured Note to the Company by Union before conversions may be made.

The LG Notes are long-term debt obligations that are material to the Company. The LG Notes may be prepaid in accordance with the terms set forth in the LG Notes. The LG Notes also contain certain representations, warranties, covenants and events of default including if the Company is delinquent in its periodic report filings with the Securities and Exchange Commission, and increases in the amount of the principal and interest rates under the LG Notes in the event of such defaults. In the event of default, at the option of LG and in LG’s sole discretion, LG may consider the LG Notes immediately due and payable.

The foregoing description of the terms of the Union SPA, Union Note I, Union Note II, Union Secured Note, LG SPA, LG Note I, LG Note II, and LG Secured Note do not purport to be complete and are qualified in its entirety by the complete text of the documents attached as Exhibit 10.1, Exhibit 4.1, Exhibit 4.2, Exhibit 10.2, Exhibit 10.3, Exhibit 4.3, Exhibit 4.4, and Exhibit 10.4 to this Current Report on Form 8-K.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The descriptions in Item 1.01 of the notes issued by the Company that are convertible into the Company’s equity securities at the option of the holder of the notes are incorporated herein. The issuance of the notes set forth herein was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 5, 2016, an amendment to the Amended and Restated Certificate of Incorporation (the “Amendment”) of PositiveID Corporation (“PositiveID” or the “Company”) became effective and the Company effected a 1-for-50 reverse stock split (the “Reverse Stock Split”) of the Company’s outstanding common stock (the “Common Stock”).

As a result of the Reverse Stock Split, each 50 shares of the Company’s issued and outstanding Common Stock automatically, and without any action on the part of the respective holders, became one (1) issued and outstanding share of Common Stock. No scrip or fractional share certificates will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of the Company’s common stock not evenly divisible by the reverse split ratio will be entitled, upon surrender of certificate(s) representing such shares, to a cash payment in lieu thereof. The cash payment will equal the product obtained by multiplying (a) the fraction to which the stockholder would otherwise be entitled by (b) the per share closing sales price of the Company’s Common Stock on the effective date of the Reverse Stock Split.

As described in the Company’s Information Statement which was filed with the Securities and Exchange Commission on April 22, 2016, the Company’s stockholders authorized the Company’s Board of Directors to effect a reverse split of the Company’s Common Stock in a ratio in the range of 1 for 10 to 1 for 50 as set forth in more detail in the information statement. Thereafter, the Company’s Board of Directors determined to effect the Reverse Stock Split and authorized the implementation of such split and filing of the Amendment.

Item 8.01. Other Events.

As a result of the Reverse Stock Split, the number of issued and outstanding shares of the Company’s Common Stock was reduced from approximately 840,000,000 to approximately 17,000,000. The Reverse Stock Split will affect all issued and outstanding shares of the Company’s Common Stock, as well as all Common Stock underlying convertible notes, warrants, convertible preferred stock and stock options outstanding immediately prior to the Reverse Stock Split.

In connection with the Reverse Stock Split, Stockholders holding physical share certificates will receive instructions from the Company’s transfer agent, VStock Transfer, LLC, regarding the process for exchanging their pre-split share certificates for new share certificates. Stockholders with shares held in book-entry form or through a bank, broker, or other nominee are not required to take any action and will see the impact of the Reverse Stock Split reflected in their accounts. Beneficial holders may contact their bank, broker, or nominee for more information. Following the Reverse Stock Split, certificates evidencing pre-split shares of Common Stock will evidence only the right to receive a certificate evidencing post-split shares.

The Common Stock will continue to trade on the OTCQB under the ticker symbol PSID. The ticker symbol will temporarily be appended with a “D” to signify the effectiveness of the Reverse Stock Split for a period of 20 trading days. The post-split Common Stock will trade under a new CUSIP number, 73740J407.

On July 5, 2016, the Company issued a press release announcing the Reverse Stock Split. The press release furnished herewith as Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, and is not incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

3.1	Eighth Certificate of Amendment to Second Amended and Restated Certificate of Incorporation, as Amended, of PositiveID Corporation

4.1	Form of 12% Convertible Redeemable Note, dated June 30, 2016, with Union Capital, LLC

4.2	Form of 12% Convertible Redeemable Note, dated June 30, 2016, with Union Capital, LLC

4.3	Form of 10% Convertible Redeemable Note, dated July 7, 2016, with LG Capital Funding, LLC

4.4	Form of 10% Convertible Redeemable Note, dated July 7, 2016, with LG Capital Funding, LLC

10.1	Securities Purchase Agreement, dated June 30, 2016, with Union Capital, LLC

10.2	Form of Union Capital, LLC Collateralized Note, dated June 30, 2016, with PositiveID Corporation

10.3	Securities Purchase Agreement, dated July 7, 2016, with LG Capital Funding, LLC

10.4	Form of LG Capital Funding, LLC Collateralized Note, dated July 7, 2016, with PositiveID Corporation

99.1	Press Release dated July 5, 2016

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSITIVEID CORPORATION

Date: July 8, 2016	By:	/s/ William J. Caragol
	Name:	William J. Caragol
	Title:	Chief Executive Officer

Exhibit Index

Exhibit Number	Description

3.1	Eighth Certificate of Amendment to Second Amended and Restated Certificate of Incorporation, as Amended, of PositiveID Corporation

4.1	Form of 12% Convertible Redeemable Note, dated June 30, 2016, with Union Capital, LLC

4.2	Form of 12% Convertible Redeemable Note, dated June 30, 2016, with Union Capital, LLC

4.3	Form of 10% Convertible Redeemable Note, dated July 7, 2016, with LG Capital Funding, LLC

4.4	Form of 10% Convertible Redeemable Note, dated July 7, 2016, with LG Capital Funding, LLC

10.1	Securities Purchase Agreement, dated June 30, 2016, with Union Capital, LLC

10.2	Form of Union Capital, LLC Collateralized Note, dated June 30, 2016, with PositiveID Corporation

10.3	Securities Purchase Agreement, dated July 7, 2016, with LG Capital Funding, LLC

10.4	Form of LG Capital Funding, LLC Collateralized Note, dated July 7, 2016, with PositiveID Corporation

99.1	Press Release dated July 5, 2016